                                                                    EXHIBIT 10.1

                               AMENDMENT NO. 3 TO
           SECOND AMENDED AND RESTATED MORTGAGE WAREHOUSING AGREEMENT

          THIS AMENDMENT ("Amendment") is dated as of July 13, 1998, by and among Comerica Bank, a Michigan banking corporation ("Comerica"), Corestates Bank, N.A., a national banking association ("CBNA"), Residential Funding Corporation, a Delaware corporation ("RFC") and National City Bank of Kentucky, a national banking association ("NCBank") (collectively, Comerica, CBNA, RFC and NCBank are referred to as "Lenders"), Comerica Bank, as Agent for Lenders (in such capacity, "Agent"), and Rock Financial Corporation, a Michigan corporation ("Borrower");

                                    RECITALS:

          A. Borrower, Agent and Lenders entered into a certain Second Amended and Restated Mortgage Warehousing Agreement dated November 13, 1997, as amended by Amendment No. 1 dated
                January 30, 1998 and by Amendment No. 2 dated April 2, 1998 (as amended, the "Agreement").

          B. Borrower, Agent and Leaders desire to further amend the Agreement as hereinafter set forth.

          NOW THEREFORE, the parties hereto agree as follows:

          1. The definition of "Overnight-based Rate" in Section 1.02 of the Agreement is amended and restated to read in its entirety as follows:

                "Overnight-based Rate means a per annum interest rate equal to
          (i) in the case of Conforming Mortgage Loan Advances, 1.25% above the Overnight Rate, (ii) in the case of Non-Conforming Mortgage Loan Advances, 1.625% above the Overnight Rate, and (iii) in the case of Second Mortgage Loan Advances, 2.5% above the Overnight Rate."

          2. Section 6.15 of the Agreement is amended and restated to read in its entirety as follows:

          "6.15 Financial Covenants. To maintain at all times:

                (i) Tangible Effective Net Worth in the minimum amount of Twenty Million Dollars ($20,000,000).

                (ii)    a Leverage Ratio not to exceed 9.0 to 1.0.

                (iii)   a Current Ratio of not less than 1.5 to 1.0.

                (iv) Working Capital of not less than Five Million Dollars ($5,000,000).

                (v)     a Securities Margin not to exceed .35."

          3. Section 7.09 of the Agreement is amended and restated to read in its entirety as follows:

               "7.09 No Change in Management, Ownership or Control. Change in any material respect its executive management, ownership or control of its business operations. For purposes of this Section 7.09, if (i) Dan Gilbert shall cease to own 35% or more of all issued and outstanding classes of stock of Borrower, (ii) Dan Gilbert shall cease to be the Chairman of the Board of Directors and Chief Executive Officer of Borrower, or (iii) Steve Stone shall cease to be the President of Borrower, then Borrower shall be in default of this Section 7.09."

          4. Borrower hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment, and any other documents and instruments required under this Amendment, or the Agreement are within the Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority, and this Amendment and any other documents and instruments required under this Amendment or the Agreement will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Borrower set forth in Section 5 of the Agreement (Sections 5.01-5.16) are true and correct on and as of the date herewith, with the same force and effect as if made on and as of the date herewith; and (c) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing on or as of the date hereof.

          5. Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

          6. This Amendment shall not become effective unless and until Agent and the Lenders shall have received duly executed counterpart originals of this Amendment.

          7. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

          8. This Amendment may be signed in any number of counterparts and by different parties on separate counterparts, and each such counterpart when executed and delivered shall constitute an original but all such counterparts shall together constitute one and the same Amendment.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.


                                        2